Funko Reports Fourth Quarter 2022 and Fiscal 2022 Financial Results and Introduces Outlook for Fiscal 2023

EVERETT, Wash. March 1, 2023-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the fourth quarter and fiscal year ended December 31, 2022. The Company also introduced financial guidance for the first quarter and fiscal year 2023.
"During the fourth quarter and in early 2023, we have made progress in addressing operational issues that impacted our results in the second half of 2022. We have strengthened our executive and operational management team and have taken significant steps to improve our operating efficiency. We are gratified that the Funko brands continue to see strong consumer demand from our incredibly loyal and resilient global fanbase, as demonstrated by 37% direct-to-consumer growth and strong sell-through in the fourth quarter,” said Brian Mariotti, Chief Executive Officer.
"As we move forward, we remain laser focused with a high sense of urgency to build an operating foundation to support the long-term growth opportunities we envision for Funko, our partners and stakeholders."
Fourth Quarter 2022 Financial Summary (Compared to Fourth Quarter 2021)
•Net sales decreased 1% to $333.0 million
•Net income decreased 368% to $(46.7) million
•Adjusted EBITDA1 decreased 116% to $(6.3) million
•GAAP loss per diluted share of $(0.89)
•Adjusted loss per diluted share of $(0.35)
Fiscal Year 2022 Financial Summary (Compared to Full Fiscal Year 2021)
•Net sales increased 29% to $1.3 billion
•Net income decreased 108% to $(5.2) million
•Adjusted EBITDA1 decreased 35% to $97.4 million
•Net income margin contracted -699 basis points to (0.4)%
•Adjusted EBITDA margin1 decreased 720 basis points to 7.4%
•GAAP loss per diluted share of $(0.18)
•Adjusted earnings per diluted share of $0.57
•Company announced $150 million to $180 million in anticipated annualized cost saving initiatives
Steve Nave Appointed As Chief Financial Officer and Chief Operating Officer
In a separate release today, Funko announced that Steve Nave has been appointed Chief Financial Officer and Chief Operating Officer, effective immediately.

Fourth Quarter 2022 Financial Results
The tables below show the breakdown of net sales on a geographic and branded product basis (in thousands):

	Three Months Ended December 31,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by geography:
United States	$241,071	$252,854	$(11,783)	(4.7)%
Europe	63,914	64,049	(135)	(0.2)%
Other International	28,055	19,370	8,685	44.8%
Total net sales	$333,040	$336,273	$(3,233)	(1.0)%

	Three Months Ended December 31,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by product brand:
Core Collectibles	$244,215	$261,392	$(17,177)	(6.6)%
Loungefly Branded Products	70,662	53,995	16,667	30.9%
Other	18,163	20,886	(2,723)	(13.0)%
Total net sales	$333,040	$336,273	$(3,233)	(1.0)%

Gross margin2 in the fourth quarter of 2022 decreased 560 basis points to 28.3% compared to 33.9% in the fourth quarter of 2021, driven primarily by storage and container rental charges associated with inventory in excess of warehouse capacity.
SG&A expenses increased 78% to $139.2 million in the fourth quarter of 2022 compared to $78.3 million in the fourth quarter of 2021, which includes a $32.5 million write down of capitalized costs associated with the decision not to implement a previously disclosed enterprise resource planning system, hiring for positions left vacant since pandemic cost-reduction initiatives, and additional fulfillment costs, including warehouse labor and third-party warehouse charges.
Net loss in the fourth quarter of 2022 was $(46.7) million and net loss margin was (14.0)%, compared to net income of $17.4 million and net income margin of 5.2% in the fourth quarter of 2021. Net loss attributable to Funko, Inc. was $(42.2) million in the fourth quarter of 2022 versus net income attributable to Funko, Inc. of $11.7 million in the fourth quarter of 2021. Adjusted EBITDA1 in the fourth quarter of 2022 was $(6.3) million compared to $38.9 million in the prior year, and Adjusted EBITDA margin1 was (1.9)%, compared to 11.6% in the fourth quarter of 2021.

Balance Sheet Highlights
Total cash and cash equivalents as of December 31, 2022 totaled $19.2 million.
As of December 31, 2022, total debt was $245.8 million, an increase of 42% compared to year ago levels. Total debt includes the amount outstanding under the Company's term loan facility, net of unamortized discounts, line of credit and equipment finance loan. On February 28, 2023, the Company entered into an amendment to its credit agreement, pursuant to which the lenders waived compliance with certain financial covenants. Among other things, the amendment restricts our ability to draw additional amounts under our revolver in excess of the amount outstanding on February 28, 2023, for the duration of 2023. Additional details will be provided in our annual report on Form 10-K for the year ended December 31, 2022.
Inventory at year-end totaled $246.4 million, an increase of 48% compared to a year ago. This includes inventory that the Company intends to eliminate in the first half of 2023 to reduce fulfillment costs by managing inventory levels to align with the operating capacity of our distribution center. This is expected to result in a write down in the first half of 2023 of approximately $30 to $36 million.

Outlook
Funko is highly focused on identifying and addressing opportunities for improvement. Our areas of focus, gross margin opportunities, fulfillment costs, and other SG&A, will position the Company to drive sustained long-term shareholder value. However, these initiatives will take several quarters in some cases, and as a result, we expect sequential improvement throughout the year as our initiatives take hold.

For the first quarter of 2023 the Company expects:
•Revenue of between $225 million and $255 million.
•Excluding an anticipated inventory write down, gross margin is expected to be in line to slightly below the fourth quarter of 2022, and improve sequentially throughout the year.
•SG&A to be sequentially lower from the fourth quarter of 2022 by approximately $25 million at the midpoint of the revenue range.
•Adjusted EBITDA of between $(50) million and $(45) million, returning to positive territory in the second half of 2023.
•Adjusted Net Loss of $(53) to $(48) million based on a blended tax rate of 25%, and adjusted loss per diluted share of $(1.00) to $(0.90) based on a weighted average diluted share count of 52.3 million shares.

For the full year 2023 the Company expects:
•Revenue growth year-over-year between 0% and 5%.
•Adjusted EBITDA for the year to be between $50 million and $75 million.

1Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, the first quarter of 2023 the Company expects equity-based compensation of approximately $3.8 million, depreciation and amortization of approximately $14.3 million, interest expense of approximately $5.2 million and severance and restructuring expenses of approximately $0.2 million. For the full year 2023 the Company expects equity-based compensation of approximately $15.0 million, depreciation and amortization of approximately $59.0 million, interest expense of approximately $23.4 million and severance and restructuring expenses of approximately $0.8 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
2Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales. Net Income (Loss) margin is calculated as net income as a percentage of net sales.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, March 1, 2023, to further discuss its fourth quarter and fiscal year results and provide a business update. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results and financial position, including capital resources, the underlying trends in our business, including operational constraints, inflation, interest rates, and other macroeconomic trends, compliance with financial and negative covenants under our Credit Agreement, as amended, and related impacts to our business, demand for our products and our potential for growth, expectations regarding infrastructure investments, expectations regarding inventory levels including future write-downs of inventory, cost savings initiatives and anticipated annualized cost savings, and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy and manage growth; our ability to manage our inventories; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk

Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
Net sales	$333,040	$336,273	$1,322,706	$1,029,293
Cost of sales (exclusive of depreciation and amortization shown separately below)	238,711	222,373	888,685	648,302
Selling, general, and administrative expenses	139,229	78,299	398,272	244,331
Depreciation and amortization	13,160	10,417	47,669	41,195
Total operating expenses	391,100	311,089	1,334,626	933,828
(Loss) income from operations	(58,060)	25,184	(11,920)	95,465
Interest expense, net	4,480	1,246	10,334	7,167
Loss on extinguishment of debt	—	—	—	675
Other expense (income), net	(971)	2,242	787	2,708
(Loss) income before income taxes	(61,569)	21,696	(23,041)	84,915
Income tax (benefit) expense	(14,869)	4,247	(17,801)	17,061
Net (loss) income	(46,700)	17,449	(5,240)	67,854
Less: net (loss) income attributable to non-controlling interests	(4,481)	5,777	2,795	23,954
Net (loss) income attributable to Funko, Inc.	$(42,219)	$11,672	$(8,035)	$43,900

(Loss) earnings per share of Class A common stock:
Basic	$(0.89)	$0.29	$(0.18)	$1.14
Diluted	$(0.89)	$0.28	$(0.18)	$1.08
Weighted average shares of Class A common stock outstanding:
Basic	47,179	39,983	44,555	38,392
Diluted	47,179	42,188	44,555	40,611

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31,
	2022	2021
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$19,200	$83,557
Accounts receivable, net	167,895	187,688
Inventory	246,429	166,428
Prepaid expenses and other current assets	39,648	14,925
Total current assets	473,172	452,598
Property and equipment, net	102,232	58,828
Operating lease right-of-use assets	71,072	53,466
Goodwill	131,380	126,651
Intangible assets, net	181,284	189,619
Deferred tax asset	123,893	74,412
Other assets	8,112	11,929
Total assets	$1,091,145	$967,503
Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$70,000	$—
Current portion long-term debt, net of unamortized discount	22,041	17,395
Current portion of operating lease liabilities	18,904	14,959
Accounts payable	67,651	57,238
Income taxes payable	871	15,994
Accrued royalties	69,098	58,158
Accrued expenses and other current liabilities	112,832	121,267
Total current liabilities	361,397	285,011
Long-term debt, net of unamortized discount	153,778	155,818
Operating lease liabilities, net of current portion	82,356	50,459
Deferred tax liability	382	648
Liabilities under tax receivable agreement, net of current portion	99,620	75,523
Other long-term liabilities	3,923	3,486
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 47,192 shares and 40,088 shares issued and outstanding as of December 31, 2022 and 2021, respectively	5	4
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 3,293 shares and 10,691 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	1
Additional paid-in-capital	310,807	252,505
Accumulated other comprehensive (loss) income	(2,603)	1,078
Retained earnings	60,015	68,050
Total stockholders' equity attributable to Funko, Inc.	368,224	321,638
Non-controlling interests	21,465	74,920
Total stockholders' equity	389,689	396,558
Total liabilities and stockholders' equity	$1,091,145	$967,503

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021	2020

	(in thousands)
Operating Activities
Net (loss) income	$(5,240)	$67,854	$9,763
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and other	47,919	40,056	46,742
Equity-based compensation	16,591	12,994	10,116
Amortization of debt issuance costs and debt discounts	902	1,118	1,352
Loss on debt extinguishment	—	675	—
Deferred tax expense (benefit)	(17,414)	(361)	3,323
Other	5,244	1,403	1,952
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	19,075	(56,648)	20,077
Inventory	(82,214)	(107,166)	2,845
Prepaid expenses and other assets	(7,263)	3,700	12,273
Accounts payable	11,043	26,933	(13,303)
Income taxes payable	(15,018)	15,585	(209)
Accrued royalties	9,082	17,633	5,906
Accrued expenses and other liabilities	(22,841)	63,586	7,902
Net cash (used in) provided by operating activities	(40,134)	87,362	108,739

Investing Activities
Purchase of property and equipment	$(59,148)	$(27,759)	$(18,482)
Acquisitions, net of cash	(19,479)	199	—
Other	562	179	—
Net cash used in investing activities	(78,065)	(27,381)	(18,482)

Financing Activities
Borrowings on line of credit	$120,000	$—	$28,267
Payments on line of credit	(50,000)	—	(55,103)
Debt issuance costs	(405)	(1,055)	(569)
Proceeds from long-term debt, net	20,000	180,000	—
Payment of long-term debt	(18,000)	(198,375)	(26,438)
Contingent consideration	—	(2,000)	(1,500)
Distributions to continuing equity owners	(10,710)	(9,277)	(3,575)
Payments under tax receivable agreement	(7,718)	(1,715)	(4,639)
Proceeds from exercise of equity-based options	1,472	3,794	219
Net cash provided by (used in) financing activities	54,639	(28,628)	(63,338)

Effect of exchange rates on cash and cash equivalents	(797)	(51)	107

Net change in cash and cash equivalents	(64,357)	31,302	27,026
Cash and cash equivalents at beginning of period	83,557	52,255	25,229
Cash and cash equivalents at end of period	$19,200	$83,557	$52,255

Supplemental Cash Flow Information
Cash paid for interest	$8,856	$5,679	$9,089
Income tax payments	22,363	1,462	4,167
Establishment of liabilities under tax receivable agreement	30,034	20,691	1,000
Issuance of equity instruments for acquisitions	1,487	—	—
Tenant allowance	17,236	—	269

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures

Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net (Loss) Income as net income attributable to Funko, Inc. adjusted for the reallocation of income (loss) attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, loss on extinguishment of debt, foreign currency transaction gains and losses, tax receivable agreement liability adjustments, one-time cloud based computing arrangement abandonment, and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments. We define Adjusted (Loss) Earnings per Diluted Share as Adjusted Net (Loss) Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, loss of extinguishment of debt, foreign currency transaction gains and losses, tax receivable agreement liability adjustments, one-time cloud based computing arrangement abandonment, and other unusual or one-time items. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales. We caution investors that amounts presented in accordance with our definitions of Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, loss of extinguishment of debt, foreign currency transaction gains and losses, tax receivable agreement liability adjustments, one-time cloud based computing arrangement abandonment, and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$(42,219)	$11,672	$(8,035)	$43,900
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	(4,481)	5,777	2,795	23,954
Equity-based compensation (2)	4,592	3,125	16,591	12,994
Acquisition transaction costs and other expenses (3)	—	—	2,850	—
Certain severance, relocation and related costs (4)	1,572	196	9,775	277
Loss on extinguishment of debt (5)	—	—	—	675
Foreign currency transaction (gain) loss (6)	(4,990)	652	(3,232)	1,118
Tax receivable agreement liability adjustments (7)	3,987	1,590	3,987	1,590
One-time cloud based computing arrangement abandonment (8)	32,492	—	32,492	—
Income tax expense (9)	(8,890)	(2,567)	(27,657)	(8,331)
Adjusted net (loss) income	$(17,937)	$20,445	$29,566	$76,177
Adjusted net (loss) income margin (10)	(5.4)%	6.1%	2.2%	7.4%
Weighted-average shares of Class A common stock outstanding-basic	47,179	39,983	44,555	38,392
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	4,335	14,077	6,967	15,437
Adjusted weighted-average shares of Class A stock outstanding - diluted	51,514	54,060	51,522	53,829
Adjusted (loss) earnings per diluted share	$(0.35)	$0.38	$0.57	$1.42

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net income	$(46,700)	$17,449	$(5,240)	$67,854
Interest expense, net	4,480	1,246	10,334	7,167
Income tax expense	(14,869)	4,247	(17,801)	17,061
Depreciation and amortization	13,160	10,417	47,669	41,195
EBITDA	$(43,929)	$33,359	$34,962	$133,277
Adjustments:
Equity-based compensation (2)	4,592	3,125	16,591	12,994
Acquisition transaction costs and other expenses (3)	—	—	2,850	—
Certain severance, relocation and related costs (4)	1,572	196	9,775	277
Loss on extinguishment of debt (5)	—	—	—	675
Foreign currency transaction (gain) loss (6)	(4,990)	652	(3,232)	1,118
Tax receivable agreement liability adjustments (7)	3,987	1,590	3,987	1,590
One-time cloud based computing arrangement abandonment (8)	32,492	—	32,492	—
Adjusted EBITDA	$(6,276)	$38,922	$97,425	$149,931
Adjusted EBITDA margin (11)	(1.9)%	11.6%	7.4%	14.6%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(3)	Represents acquisition-related costs related to investment banking and due diligence fees for the year ended December 31, 2022.
(4)	Represents certain severance, relocation and related costs. For the three months ended December 31, 2022, includes charges related to severance for the transition of management personnel. For the year ended December 31, 2022, includes charges related to residual one-time relocation and severance costs for U.S. warehouse personnel in connection with the opening of a warehouse and distribution facility in Buckeye, Arizona. For the three months ended December 31, 2021, includes charges related to relocation costs for U.S. Warehouse personnel with the new opening of a warehouse and distribution facility in Buckeye, Arizona. For the year ended December 31, 2021,also includes residual severance payments related to the global workforce reduction implemented in response to the COVID-19 pandemic.
(5)	Represents write-off of unamortized debt financing fees for the year ended December 31, 2021.
(6)	Represents both unrealized and realized foreign currency losses (gains) on transactions other than in U.S. dollars.
(7)	Represents recognized adjustments to the tax receivable agreement liability.
(8)	Represents abandoned cloud computing arrangement charge related to the enterprise resource planning project for the three months and year ended December 31, 2022.
(9)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for the three months and years ended December 31, 2022 and 2021.
(10)	Adjusted net (loss) income margin is calculated as Adjusted net (loss) income as a percentage of net sales.
(11)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.